EXHIBIT 32.1

                          SECTION 1350 CERTIFICATIONS

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Professional Veterinary Products, Ltd. (the "Company") on Form 10-Q for the period ending April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

      1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


      Date: June 14, 2004.



By:  /s/ Dr. Lionel L. Reilly
    -------------------------------------------------
     Dr. Lionel L. Reilly, President, Chief Executive
       Officer and Director


By:  /s/ Neal B. Soderquist
    -------------------------------------------------
     Neal B. Soderquist, Chief Financial Officer